POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Ruth M. Timm, Robert
E. Weil and Paul F. Foley, or any of them, as the undersigned's true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the undersigned, in
the undersigned's capacity as a director or executive officer of MAIR Holdings, Inc. or its subsidiary (the
"Company"), reports on Form 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of
1934, as amended, and the rules thereunder; and

	(2)	do and perform any and all acts for and on
behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States
Securities and Exchange Commission and any stock exchange or similar authority.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended and the rules thereunder.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file reports on Form 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this 1st day of March, 2006.


/s/ Robert E. Weil